Exhibit 10.41

FIFTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN
(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement) (the “Plan”) is hereby amended as follows effective as of January 1, 2021, unless otherwise indicated below:

1.	A new Section 1.16 is hereby added to the Plan to read as follows:

1.16Merger of OGSystems 401(k) Plan.  Effective as of January 1, 2021, the OGSystems 401(k) Plan (the “OGSystems Plan”) is merged into this Plan and the assets held pursuant to the trust for the OGSystems Plan are combined with the Trust Fund and held pursuant to the Trust Agreement.  Effective as of said date, every participant in the OGSystems Plan (each an “OGSystems Participant”) who was not previously a Participant in the Plan will become a Participant.  The accounts held under the OGSystems Plan will be transferred to the applicable accounts under the Plan and the rights and benefits of OGSystems Participants will be governed by the Plan, including without limitation, Section 4.2.5 hereof.

2.	Effective as of January 1, 2021, OGSystems shall be added to the list of Participating Companies set forth on the Addendum to Section 2.30 of the Plan.
IN WITNESS WHEREOF, this instrument of amendment is executed this ______ day of October 2020.

PARSONS CORPORATION

By:

Name:

Title: